Exhibit 99.1

Contact:

Jeffrey J. Carfora, SEVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS STRONG SECOND QUARTER RESULTS, AS

NET INTEREST MARGIN CONTINUES TO EXPAND

Bedminster, N.J. – July 29, 2022 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market: PGC) (the “Company”) announces its second quarter 2022 results.

This earnings release should be read in conjunction with the Company’s Q2 2022 Investor Update, a copy of which is available on our website at www.pgbank.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.

The Company recorded total revenue of $61.40 million, net income of $20.10 million and diluted earnings per share (“EPS”) of $1.08 for the quarter ended June 30, 2022, compared to revenue of $51.52 million, net income of $14.42 million and diluted EPS of $0.74 for the three months ended June 30, 2021.

The Company’s return on average assets, return on average equity, and return on average tangible equity totaled 1.30%, 15.43% and 17.00%, respectively, for the June 2022 quarter.

The June 2022 quarter results were driven by improvement in net interest income and net interest margin, which improved 45 basis points compared to the June 2021 quarter (and 14 basis points compared to the March 2022 quarter).

The June 2022 quarter also included increases in wealth management fee income and SBA fee income, when compared to the June 2021 quarter.

Douglas L. Kennedy, President and CEO said, “Our second quarter 2022 results reflect the asset sensitivity of our balance sheet, as loans continued to reprice upward in the rising rate environment.”

The following are select highlights:

Peapack Private Wealth Management:

•
AUM/AUA in our Peapack Private Wealth Management Division totaled $9.5 billion at June 30, 2022.
•
Gross new business inflows for the first six months of 2022 totaled $556 million.
•
Wealth Management fee income increased 7% to $13.9 million for Q2 2022 compared to $13.0 million for Q2 2021.
•
Finalizing the consolidation of three offices of previously acquired firms into existing private banking locations.

Commercial Banking and Balance Sheet Management:

•
The net interest margin ("NIM") improved by 14 basis points in Q2 2022 compared to Q1 2022 and improved 45 basis points when compared to Q2 2021.

•
Commercial & industrial lending (“C&I”) loan/lease balances comprised 40% of the total loan portfolio at June 30, 2022.
•
Total loans grew 7% (13% annualized) to $5.17 billion at June 30, 2022 compared to $4.84 billion at December 31, 2021; and grew 13% from $4.58 billion at June 30, 2021.
•
U.S. Small Business Association (“SBA”) Income continues to be a driver in fee income recording $2.7 million for the second quarter of 2022.
•
Core deposits (which includes noninterest-bearing demand and interest-bearing demand, savings and money market accounts) totaled 90% of total deposits at June 30, 2022.

Capital Management:

•
Repurchased 499,878 shares of Company stock for a total cost of $17.6 million during the first six months of 2022.
•
Regulatory Tier 1 Leverage Ratio stood at 10.4% for the Bank and 8.5% for the Company, at June 30, 2022. Regulatory Common Equity Tier 1 Ratio (to Risk-Weighted Assets) stood at 13.1% for the Bank and 10.7% for the Company at June 30, 2022. These ratios have increased from December 31, 2021 levels and are significantly above well capitalized standards.

SUMMARY INCOME STATEMENT DETAILS:

The following tables summarize specified financial details for the periods shown.

June 2022 Year Compared to Prior Year

	Six Months Ended	Six Months Ended
	June 30,	June 30,	Increase/
(Dollars in millions, except per share data)	2022	2021	(Decrease)
Net interest income	$82.51	$65.64	$16.87	26%
Wealth management fee income (A)	28.72	25.17	3.55	14
Capital markets activity (B)	7.51	5.03	2.48	49
Other income (C)	(3.01)	5.30	(8.31)	(157)
Total other income	33.22	35.50	(2.28)	(6)
Operating expenses (A) (D)	66.83	62.28	4.55	7
Pretax income before provision for credit losses	48.90	38.86	10.04	26
Provision for credit losses	3.82	1.13	2.69	238
Pretax income	45.08	37.73	7.35	19
Income tax expense/(benefit)	11.54	10.13	1.41	14
Net income	$33.54	$27.60	$5.94	22%
Diluted EPS	$1.79	$1.42	$0.37	26%

Total Revenue (E)	$115.73	$101.14	$14.59	14%

Return on average assets annualized	1.09%	0.93%	0.16
Return on average equity annualized	12.59%	10.45%	2.14

(A)
The six months ended June 30, 2022 included wealth management fee income and expense related to the July 2021 acquisition of Princeton Portfolio Strategies Group.
(B)
Capital markets activity includes fee income from loan level back-to-back swaps, the SBA lending and sale program, corporate advisory and mortgage banking activities.
(C)
Other income for the six months ended June 30, 2022 included a $6.6 million loss on sale of securities associated with a balance sheet repositioning executed in the first quarter. The June 2021 six months included a cost of $842,000 related to the termination of interest rate swaps; a $1.4 million gain on loans; $722,000 of fee income related to the referral of Paycheck Protection Program ("PPP") loans to a third party; and $455,000 of additional Bank Owned Life Insurance ("BOLI") income related to the receipt of life insurance proceeds.

(D)
The six months ended June 2022 and 2021 each included $1.5 million of severance expense related to certain staff reorganizations within several areas of the Bank. The six months ended June 2021 also included $648,000 of expense related to the redemption of subordinated debt.
(E)
Total revenue equals the sum of net interest income plus total other income.

June 2022 Quarter Compared to Prior Year Quarter

	Three Months Ended	Three Months Ended
	June 30,	June 30,	Increase/
(Dollars in millions, except per share data)	2022	2021	(Decrease)
Net interest income	$42.89	$33.85	$9.04	27%
Wealth management fee income (A)	13.89	13.03	0.86	7
Capital markets activity (B)	2.86	1.46	1.40	96
Other income (C)	1.76	3.18	(1.42)	(45)
Total other income	18.51	17.67	0.84	5
Operating expenses (A) (D)	32.66	30.68	1.98	6
Pretax income before provision for credit losses	28.74	20.84	7.90	38
Provision for credit losses	1.45	0.90	0.55	61
Pretax income	27.29	19.94	7.35	37
Income tax expense	7.19	5.52	1.67	30
Net income	$20.10	$14.42	$5.68	39%
Diluted EPS	$1.08	$0.74	$0.34	46%

Total Revenue (E)	$61.40	$51.52	$9.88	19%

Return on average assets annualized	1.30%	0.97%	0.33
Return on average equity annualized	15.43%	10.86%	4.57

(A)
The quarter ended June 30, 2022 included a full quarter of wealth management fee income and expense related to the July 2021 acquisition of Princeton Portfolio Strategies Group.
(B)
Capital markets activity includes fee income from loan level back-to-back swaps, the SBA lending and sale program, corporate advisory and mortgage banking activities.
(C)
Other income for the June 2021 quarter included a cost of $842,000 related to the termination of interest rate swaps; a $1.1 million gain on sale of PPP loans; $722,000 of fee income related to the referral of PPP loans to a third party; and $153,000 of additional BOLI income related to the receipt of life insurance proceeds.
(D)
The June 2021 quarter included $648,000 of expense related to the redemption of subordinated debt.
(E)
Total revenue equals the sum of net interest income plus total other income.

June 2022 Quarter Compared to Linked Quarter

	Three Months Ended	Three Months Ended
	June 30,	March 31,	Increase/
(Dollars in millions, except per share data)	2022	2022	(Decrease)
Net interest income	$42.89	$39.62	$3.27	8%
Wealth management fee income	13.89	14.83	(0.94)	(6)
Capital markets activity (A)	2.86	4.65	(1.79)	(38)
Other income (B)	1.76	(4.77)	6.53	N/A
Total other income	18.51	14.71	3.80	26
Operating expenses (C)	32.66	34.17	(1.51)	(4)
Pretax income before provision for credit losses	28.74	20.16	8.58	43
Provision for credit losses	1.45	2.37	(0.92)	(39)
Pretax income	27.29	17.79	9.50	53
Income tax expense	7.19	4.35	2.84	65
Net income	$20.10	$13.44	$6.66	50%
Diluted EPS	$1.08	$0.71	$0.37	52%

Total Revenue (D)	$61.40	$54.33	$7.07	13%

Return on average assets annualized	1.30%	0.87%	0.43
Return on average equity annualized	15.43%	9.88%	5.55

(A)
Capital markets activity includes fee income from loan level back-to-back swaps, the SBA lending and sale program, corporate advisory and mortgage banking activities.
(B)
Other income for the quarter ended March 31, 2022 included a $6.6 million loss on the sale of securities associated with a balance sheet repositioning executed in the quarter.
(C)
The March 2022 quarter included $1.5 million of severance expense related to certain staff reorganization within several areas of the Bank.
(D)
Total revenue equals the sum of net interest income plus total other income.

SUPPLEMENTAL QUARTERLY DETAILS:

Peapack Private Wealth Management

In the June 2022 quarter, the Bank’s wealth management business, Peapack Private Wealth Management ("PPWM"), generated $13.89 million in fee income, compared to $14.83 million for the March 31, 2022 quarter and $13.03 million for the June 2021 quarter. Continued market declines in 2022 further impacted the results in the June 2022 quarter, as the S&P was down another 16% in Q2 2022 (and YTD down 21%).

John Babcock, President of Peapack Private Wealth Managed noted, “Our business is sound and continues to attract new clients as well as additions from existing relationships, despite overall market declines in the first half of the year. In Q2 2022, total new accounts and client additions totaled $210 million which brings our six-month 2022 total to a record $556 million. As we enter Q3 2022, our new business pipeline is strong. Our highly skilled professionals, our fiduciary powers and expertise, our financial planning capabilities and our high-touch client service model distinguishes PPWM in our market and are the drivers behind our growth and success. Additionally, as noted last quarter, we are nearing the completion of our integration of our eight acquisitions made since 2015 into a singular organizational structure and operating platform.”

Loans / Commercial Banking

Total loans grew 7% (13% annualized) to $5.17 billion at June 30, 2022 compared to $4.84 billion at December 31, 2021; and grew 13% from $4.58 billion at June 30, 2021.

Total C&I loans and leases at June 30, 2022 were $2.05 billion or 40% of the total loan portfolio.

Mr. Kennedy noted, “Our loan growth has been strong however, given economic uncertainty and rising interest rates, we believe loan demand will subside somewhat. Further, we have tightened our initial underwriting in anticipation of a potential economic downturn and higher rate environment. Given that, we believe we will achieve modest growth for the remainder of 2022, resulting in mid to high single digit growth for all of 2022.”

Mr. Kennedy also noted, “We are proud to have built a leading middle market commercial banking franchise, as evidenced by our C&I Portfolio, Treasury Management services, and Corporate Advisory and SBA businesses.”

Net Interest Income (NII)/Net Interest Margin (NIM)

	Six Months Ended		Six Months Ended
	June 30, 2022		June 30, 2021
	NII	NIM	NII	NIM

NII/NIM excluding the below	$81,804	2.76%	$63,001	2.51%
Prepayment premiums received on loan paydowns	606	0.02%	1,205	0.05%
Effect of maintaining excess interest earning cash	105	-0.02%	(300)	-0.18%
Effect of PPP loans	—	0.00%	1,732	-0.06%
NII/NIM as reported	$82,515	2.76%	$65,638	2.32%

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2022		March 31, 2022		June 30, 2021
	NII	NIM	NII	NIM	NII	NIM

NII/NIM excluding the below	$42,526	2.83%	$39,274	2.68%	$32,446	2.56%
Prepayment premiums received on loan paydowns	255	0.02%	351	0.02%	501	0.04%
Effect of maintaining excess interest earning cash	112	-0.02%	(3)	-0.01%	(115)	-0.15%
Effect of PPP loans	—	0.00%	—	0.00%	1,013	-0.07%
NII/NIM as reported	$42,893	2.83%	$39,622	2.69%	$33,845	2.38%

As shown above, the Company’s reported NII and NIM for Q2 2022 increased $3.3 million and 14 basis points, respectively, compared to the linked quarter (Q1 2022) and $9.0 million and 45 basis points compared to the prior year quarter (Q2 2021). When comparing to the prior year quarter the Bank further lowered its cost of funds strategically and grew its average loan portfolio at rates/spreads beneficial to NIM, while reducing lower-yielding liquidity. Additionally, the Bank benefitted from the increases in LIBOR and Prime during 2022.

Mr. Kennedy stated, “As noted above, we benefitted from the increase in LIBOR and Prime during 2022 and we are positioned to continue to benefit from a rise in interest rates. 25% of our loan portfolio reprices within one-month; 37% within three-months and 47% within one-year. Our current modeling, with what we believe include very conservative deposit beta assumptions (average of 45%), indicates net interest income will improve approximately 3% in year one and 8% in year two, after a 200-basis point rate shock.”

Funding / Liquidity / Interest Rate Risk Management

The Company actively manages its deposit base to reduce reliance on wholesale funding, volatility, and/or operational risk. Total deposits at June 30, 2022 increased $138 million to $5.40 billion from $5.27 billion at December 31, 2021 and increased $508 million from $4.90 billion at June 30, 2021. Along with the deposit growth, the change in mix was favorable, as noninterest bearing demand deposits increased $84 million, interest-bearing demand accounts increased $478 million and savings and money market accounts increased $25 million, while higher costing CDs declined $71 million and brokered deposits declined $8 million, when comparing June 30, 2022 to June 30, 2021.

Mr. Kennedy noted, “90% of our deposits are demand, savings, or money market accounts, and our noninterest bearing deposits comprise nearly 20% of our total deposits; both metrics reflect the relationship aspect of our deposit base.”

At June 30, 2022, the Company’s balance sheet liquidity (investments available for sale, interest-earning deposits and cash) totaled $737.5 million (or 12% of assets).

The Company maintains backup liquidity of approximately $1.9 billion of secured available funding with the Federal Home Loan Bank and $1.6 billion of secured funding from the Federal Reserve Discount Window. The available funding from the Federal Home Loan Bank and the Federal Reserve are secured by the Company’s loan and investment portfolios.

Income from Capital Markets Activities

Noninterest income from Capital Markets activities (detailed below) totaled $2.86 million for the June 2022 quarter compared to $4.65 million for the March 2022 quarter and $1.46 million for the June 2021 quarter. The June 2022 quarter results were driven by $2.68 million in gains on sales of SBA loans. The March 2022 quarter results were driven by $2.84 million in gains on sale of SBA loans and $1.56 million in corporate advisory fee income. The June 2021 quarter reflected $932,000 in gains on the sale of SBA loans and increased mortgage banking activity due to greater refinance activity in the low-rate environment. The June 2022, March 2022 and June 2021 quarters included no income from loan level, back-to-back swap activities, as there has been minimal activity for such.

	Six Months Ended	Six Months Ended
	June 30,	June 30,
(Dollars in thousands, except per share data)	2022	2021
Gain on loans held for sale at fair value (Mortgage banking)	$398	$1,434
Fee income related to loan level, back-to-back swaps	—	—
Gain on sale of SBA loans	5,519	2,381
Corporate advisory fee income	1,594	1,219
Total capital markets activity	$7,511	$5,034

	Three Months Ended	Three Months Ended	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021
Gain on loans held for sale at fair value (Mortgage banking)	$151	$247	$409
Fee income related to loan level, back-to-back swaps	—	—	—
Gain on sale of SBA loans	2,675	2,844	932
Corporate advisory fee income	33	1,561	121
Total capital markets activity	$2,859	$4,652	$1,462

Other Noninterest Income (other than Wealth Management fee income and Income from Capital Markets Activities)

Other noninterest income was $1.76 million for Q2 2022 compared to a $(4.77) million loss for Q1 2022 and $3.18 million for Q2 2021. Q1 2022 included a $6.6 million loss on sale of securities associated with a balance sheet repositioning. Q2 2021 included $153,000 of bank owned life insurance income due to the receipt of life insurance proceeds; a $1.13 million gain on sale of PPP loans; $722,000 of fee income related to referral of PPP loans to a third party; and a cost of $842,000 on the termination of interest rate swaps.

Operating Expenses

The Company’s total operating expenses were $32.66 million for the quarter ended June 30, 2022, compared to $34.17 million for the March 2022 quarter and $30.68 million for the June 2021 quarter. The June 2022 and March 2022 quarters included a full quarter’s worth of expense related to the acquisition of Princeton Portfolio Strategies Group (“PPSG”), which closed on July 1, 2021. The first six months of 2022 included increased costs related to health insurance and corporate insurance, as well as the normal annual merit increases and year-end bonuses. The March 2022 quarter also included $1.5 million of severance expense related to certain staff reorganizations within several areas of the Bank. The June 2021 quarter included $648,000 of expense related to the redemption of subordinated debt.

Mr. Kennedy noted, “While we continue to manage expenses closely and prudently, we will invest in our existing people as the market demands in order to retain the talent we have acquired. We will also grow and expand our core wealth management and commercial banking businesses, including strategic hires and lift-outs, and invest in digital enhancements to further enhance the client experience.”

Income Taxes

The effective tax rate for the three months ended June 30, 2022 was 26.35%, as compared to 24.45% for the March 2022 quarter and 27.69% for the quarter ended June 30, 2021. The March 31, 2022 quarter benefitted from the vesting of restricted stock at prices higher than grant prices.

Asset Quality / Provision for Credit Losses

Nonperforming assets (which does not include troubled debt restructured loans that are performing in accordance with their terms) at June 30, 2022 were $15.2 million, or 0.25% of total assets. Loans past due 30 to 89 days and still accruing were $3.1 million.

Criticized and classified loans declined by $41 million from December 31, 2021 to June 30, 2022.

Loans on deferral and accruing, entered into during the COVID-19 pandemic, stand at just $13 million at June 30, 2022, down significantly from $914 million at June 30, 2020.

On January 1, 2022, the Company implemented Current Expected Credit Losses (“CECL”) methodology for calculating the Company’s Allowance for Credit Losses (“ACL”). The day one CECL adjustment totaled $5.5 million (a reduction to December 31, 2021 ACL, and benefit to Capital, net of tax effect).

For the quarter ended June 30, 2022, the Company’s provision for credit losses was $1.4 million compared to $2.4 million for the March 2022 quarter and $900,000 for the June 2021 quarter. The increased provision for credit losses in the June 2022 and March 2022 quarters, when compared to the June 2021 quarter was due principally to loan growth during the six-month period.

At June 30, 2022, the ACL was $59.02 million (1.14% of total loans), compared to $61.70 million at December 31, 2021 (1.27% of loans) and $63.51 million at June 30, 2021 (1.39% of total loans).

Capital

The Company’s capital position during the June 2022 quarter was benefitted by net income of $20.10 million which was offset by the purchase of approximately 200,000 shares through the Company’s stock repurchase program at a total cost of $6.4 million and the quarterly dividend of $919,000. U.S. Generally Accepted Accounting Principles (“GAAP”) Capital at June 30, 2022 was also impacted by an increase in the unrealized loss on available-for-sale securities in the second quarter of 2022 due to the significant rise in medium-term Treasury yields.

Mr. Kennedy noted, “Despite capital spent on stock repurchases, and capital being affected by the increased unrealized loss on AFS securities, our tangible book value per share improved slightly during Q2 2022 to $25.96 at June 30, 2022.”

The Company’s and Bank’s capital ratios at June 30, 2022 remain strong. Such ratios remain well above regulatory well capitalized standards.

The Company employs quarterly capital stress testing – adverse case and severely adverse case. In the most recent completed stress test on March 31, 2022, under the severely adverse case, and no growth scenarios, the Bank remains well capitalized over a two-year stress period. With a Pandemic stress overlay, the Bank still remains well capitalized over the two-year stress period.

On July 28, 2022, the Company declared a cash dividend of $0.05 per share payable on August 25, 2022, to shareholders of record on August 11, 2022.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $6.2 billion and assets under management/administration of $9.5 billion as of June 30, 2022. Founded in 1921, Peapack-Gladstone Bank is a commercial bank that provides innovative wealth management, commercial and retail solutions, including residential lending and online platforms, to businesses and consumers. Peapack Private, the bank’s wealth management division, offers comprehensive financial, tax, fiduciary and investment advice and solutions to individuals, families, privately-held businesses, family offices and not-for-profit organizations, which help them to establish, maintain and expand their legacy. Together, Peapack-Gladstone Bank and Peapack Private offer an unparalleled commitment to client service. Visit www.pgbank.com and www.peapackprivate.com for more information.

The foregoing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•
our ability to successfully grow our business and implement our strategic plan, including our ability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•
the impact of anticipated higher operating expenses in 2022 and beyond;
•
our ability to successfully integrate wealth management firm acquisitions;
•
our ability to manage our growth;
•
our ability to successfully integrate our expanded employee base;
•
an unexpected decline in the economy, in particular in our New Jersey and New York market areas;
•
declines in our net interest margin caused by the interest rate environment and/or our highly competitive market;
•
declines in the value in our investment portfolio;
•
impact from a pandemic event on our business, operations, customers, allowance for credit losses and capital levels;
•
higher than expected increases in our allowance for credit losses;
•
higher than expected increases in loan and lease losses or in the level of delinquent, nonperforming, classified and criticized loans;
•
inflation and changes in interest rates, which may adversely impact or margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and lead to higher operating costs;
•
decline in real estate values within our market areas;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs;
•
successful cyberattacks against our IT infrastructure and that of our IT and third-party providers;
•
higher than expected FDIC insurance premiums;
•
adverse weather conditions;
•
the current or anticipated impact of military conflict, terrorism or other geopolitical events;
•
our inability to successfully generate new business in new geographic markets;
•
a reduction in our lower-cost funding sources;
•
our inability to adapt to technological changes;
•
claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters;
•
our inability to retain key employees;
•
demands for loans and deposits in our market areas;
•
adverse changes in securities markets;
•
changes in accounting policies and practices; and
•
other unexpected material adverse changes in our operations or earnings.

Further, given its ongoing and dynamic nature, it is difficult to predict the continued impact of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

•
demand for our products and services may decline, making it difficult to grow assets and income;
•
if the economy worsens, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income;
•
collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;
•
our allowance for credit losses may increase if borrowers experience financial difficulties, which will adversely affect our net income;
•
the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;
•
a material decrease in net income or a net loss over several quarters could result in an elimination or a decrease in the rate of our quarterly cash dividend;
•
our wealth management revenues may decline with continuing market turmoil;
•
a worsening of business and economic conditions or in the financial markets could result in an impairment of certain intangible assets, such as goodwill;
•
the unanticipated loss or unavailability of key employees due to the outbreak, which could harm our ability to operate our business or execute our business strategy, especially as we may not be successful in finding and integrating suitable successors;
•
our cyber security risks are increased as the result of an increase in the number of employees working remotely; and
•
FDIC premiums may increase if the agency experience additional resolution costs.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2021. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except share data)

(Unaudited)

	For the Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2022	2022	2021	2021	2021
Income Statement Data:
Interest income	$48,520	$44,140	$42,075	$40,067	$39,686
Interest expense	5,627	4,518	4,863	4,856	5,841
Net interest income	42,893	39,622	37,212	35,211	33,845
Wealth management fee income	13,891	14,834	13,962	13,860	13,034
Service charges and fees	1,063	952	996	959	896
Bank owned life insurance	310	313	308	311	466
Gain on loans held for sale at fair value (Mortgage banking) (A)	151	247	352	408	409
Gain/(loss) on loans held for sale at lower of cost or fair value (B)	—	—	(265)	—	1,125
Fee income related to loan level, back-to-back swaps (A)	—	—	—	—	—
Gain on sale of SBA loans (A)	2,675	2,844	989	1,569	932
Corporate advisory fee income (A)	33	1,561	2,180	84	121
Loss on swap termination	—	—	—	—	(842)
Other income (C)	860	1,254	581	660	1,495
Loss on securities sale, net (D)	—	(6,609)	—	—	—
Fair value adjustment for CRA equity security	(475)	(682)	(139)	(70)	42
Total other income	18,508	14,714	18,964	17,781	17,678
Salaries and employee benefits (E)	21,882	22,449	20,105	19,859	19,910
Premises and equipment	4,640	4,647	4,519	4,459	4,074
FDIC insurance expense	503	471	402	555	529
Swap valuation allowance	—	673	893	1,350	—
Other expenses	5,634	5,929	5,785	5,962	6,171
Total operating expenses	32,659	34,169	31,704	32,185	30,684
Pretax income before provision for credit losses	28,742	20,167	24,472	20,807	20,839
Provision for credit losses (F)	1,449	2,375	3,750	1,600	900
Income before income taxes	27,293	17,792	20,722	19,207	19,939
Income tax expense	7,193	4,351	5,867	5,036	5,521
Net income	$20,100	$13,441	$14,855	$14,171	$14,418

Total revenue (G)	$61,401	$54,336	$56,176	$52,992	$51,523
Per Common Share Data:
Earnings per share (basic)	$1.10	$0.73	$0.80	$0.76	$0.76
Earnings per share (diluted)	1.08	0.71	0.78	0.74	0.74
Weighted average number of common shares outstanding:
Basic	18,325,605	18,339,013	18,483,268	18,763,316	18,963,237
Diluted	18,637,340	18,946,683	19,070,594	19,273,831	19,439,439
Performance Ratios:
Return on average assets annualized (ROAA)	1.30%	0.87%	0.96%	0.95%	0.97%
Return on average equity annualized (ROAE)	15.43%	9.88%	10.94%	10.40%	10.86%
Return on average tangible common equity (ROATCE) (H)	17.00%	10.85%	12.03%	11.43%	11.83%
Net interest margin (tax-equivalent basis)	2.83%	2.69%	2.46%	2.42%	2.38%
GAAP efficiency ratio (I)	53.19%	62.88%	56.44%	60.74%	59.55%
Operating expenses / average assets annualized	2.11%	2.22%	2.05%	2.16%	2.06%

(A)
Gain on loans held for sale at fair value (mortgage banking), fee income related to loan level, back-to-back swaps, gain on sale of SBA loans and corporate advisory fee income are all included in “capital markets activity” as referred to within the earnings release.
(B)
Includes a $1.1 million gain on sale of $57 million of PPP loans completed in the June 2021 quarter.
(C)
Includes income of $722,000 from the referral of PPP loans to a third-party firm during the June 2021 quarter.
(D)
Loss on sale of securities was a result of a balance sheet repositioning employed in the March 2022 quarter.
(E)
The March 2022 and 2021 quarters each included $1.5 million of severance expense related to corporate restructuring.
(F)
Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.
(G)
Total revenue equals the sum of net interest income plus total other income.
(H)
Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation included in these tables.
(I)
Calculated as total operating expenses as a percentage of total revenue. For Non-GAAP efficiency ratio, see the Non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except share data)

(Unaudited)

	For the Six Months Ended
	June 30,		Change
	2022	2021	$	%
Income Statement Data:
Interest income	$92,660	$77,925	$14,735	19%
Interest expense	10,145	12,287	(2,142)	-17%
Net interest income	82,515	65,638	16,877	26%
Wealth management fee income	28,725	25,165	3,560	14%
Service charges and fees	2,015	1,742	273	16%
Bank owned life insurance	623	1,077	(454)	-42%
Gain on loans held for sale at fair value (Mortgage banking) (A)	398	1,434	(1,036)	-72%
Gain on loans held for sale at lower of cost or fair value (B)	—	1,407	(1,407)	-100%
Fee income related to loan level, back-to-back swaps (A)	—	—	—	N/A
Gain on sale of SBA loans (A)	5,519	2,381	3,138	132%
Corporate advisory fee income (A)	1,594	1,219	375	31%
Loss on swap termination	—	(842)	842	-100%
Other income (C)	2,114	2,138	(24)	-1%
Loss on securities sale, net (D)	(6,609)	—	(6,609)	N/A
Fair value adjustment for CRA equity security	(1,157)	(223)	(934)	419%
Total other income	33,222	35,498	(2,276)	-6%
Salaries and employee benefits (E)	44,331	41,900	2,431	6%
Premises and equipment	9,287	8,187	1,100	13%
FDIC insurance expense	974	1,114	(140)	-13%
Swap valuation allowance	673	—	673	N/A
Other expenses	11,563	11,077	486	4%
Total operating expenses	66,828	62,278	4,550	7%
Pretax income before provision for credit losses	48,909	38,858	10,051	26%
Provision for credit losses (F)	3,824	1,125	2,699	240%
Income before income taxes	45,085	37,733	7,352	19%
Income tax expense	11,544	10,137	1,407	14%
Net income	$33,541	$27,596	$5,945	22%

Total revenue (G)	$115,737	$101,136	$14,601	14%
Per Common Share Data:
Earnings per share (basic)	$1.83	$1.46	$0.37	25%
Earnings per share (diluted)	1.79	1.42	0.37	26%
Weighted average number of common shares outstanding:
Basic	18,332,272	18,956,807	(624,535)	-3%
Diluted	18,782,559	19,473,150	(690,591)	-4%
Performance Ratios:
Return on average assets annualized (ROAA)	1.09%	0.93%	0.16%	17%
Return on average equity annualized (ROAE)	12.59%	10.45%	2.14%	21%
Return on average tangible common equity (ROATCE) (H)	13.86%	11.39%	2.47%	22%
Net interest margin (tax-equivalent basis)	2.76%	2.32%	0.44%	19%
GAAP efficiency ratio (I)	57.74%	61.58%	(3.84)%	-6%
Operating expenses / average assets annualized	2.16%	2.10%	0.06%	3%

(A)
Gain on loans held for sale at fair value (mortgage banking), fee income related to loan level, back-to-back swaps, gain on sale of SBA loans and corporate advisory fee income are all included in “capital markets activity” as referred to within the earnings release.
(B)
Includes gain on sale of $57 million of PPP loans completed in the June 2021 quarter.
(C)
Includes income of $722,000 from the referral of PPP loans to a third-party firm during the June 2021 quarter.
(D)
Loss on sale of securities was a result of a balance sheet repositioning employed in the March 2022 quarter.
(E)
The June 2022 and 2021 six months ended each included $1.5 million of severance expense related to corporate restructuring.
(F)
Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.

(G)
Total revenue equals the sum of net interest income plus total other income.
(H)
Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation included in these tables.
(I)
Calculated as total operating expenses as a percentage of total revenue. For Non-GAAP efficiency ratio, see the Non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$6,203	$8,849	$5,929	$9,299	$12,684
Federal funds sold	—	—	—	—	—
Interest-earning deposits	147,222	105,111	140,875	606,913	190,778
Total cash and cash equivalents	153,425	113,960	146,804	616,212	203,462
Securities available for sale	556,791	601,163	796,753	843,779	823,820
Securities held to maturity	105,048	106,816	108,680	—	—
CRA equity security, at fair value	13,528	14,003	14,685	14,824	14,894
FHLB and FRB stock, at cost	13,710	18,570	12,950	12,950	12,901

Residential mortgage	512,341	513,289	501,340	510,878	504,181
Multifamily mortgage	1,876,783	1,850,097	1,595,866	1,497,683	1,420,043
Commercial mortgage	657,812	669,899	662,626	680,107	702,777
Commercial loans (A)	2,048,474	2,041,720	2,009,252	1,833,532	1,880,830
Consumer loans	37,675	35,322	33,687	30,689	31,889
Home equity lines of credit	36,023	38,604	40,803	42,512	44,062
Other loans	236	226	238	245	204
Total loans	5,169,344	5,149,157	4,843,812	4,595,646	4,583,986
Less: Allowances for credit losses (B)	59,022	58,386	61,697	65,133	63,505
Net loans	5,110,322	5,090,771	4,782,115	4,530,513	4,520,481

Premises and equipment	22,804	22,960	23,044	23,123	23,261
Other real estate owned	116	—	—	—	—
Accrued interest receivable	23,468	22,890	21,589	22,790	23,117
Bank owned life insurance	46,944	46,805	46,663	46,510	46,605
Goodwill and other intangible assets	48,082	48,471	48,902	49,333	43,156
Finance lease right-of-use assets	3,209	3,395	3,582	3,769	3,956
Operating lease right-of-use assets	14,192	14,725	9,775	10,307	9,569
Due from brokers (C)	—	120,245	—	—	—
Other assets (D)	39,528	30,890	62,451	66,175	66,466
TOTAL ASSETS	$6,151,167	$6,255,664	$6,077,993	$6,240,285	$5,791,688

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$1,043,225	$1,023,208	$956,482	$986,765	$959,494
Interest-bearing demand deposits	2,456,988	2,362,987	2,287,894	2,355,892	1,978,497
Savings	168,441	162,116	154,914	168,831	147,227
Money market accounts	1,217,516	1,304,017	1,307,051	1,287,686	1,213,992
Certificates of deposit – Retail	375,387	384,909	409,608	426,981	446,143
Certificates of deposit – Listing Service	31,348	31,348	31,382	31,382	31,631
Subtotal “customer” deposits	5,292,905	5,268,585	5,147,331	5,257,537	4,776,984
IB Demand – Brokered	85,000	85,000	85,000	85,000	85,000
Certificates of deposit – Brokered	25,963	33,831	33,818	33,804	33,791
Total deposits	5,403,868	5,387,416	5,266,149	5,376,341	4,895,775
Short-term borrowings	—	122,085	—	—	—
Paycheck Protection Program Liquidity Facility (E)	—	—	—	48,496	83,586
Finance lease liability	5,305	5,573	5,820	6,063	6,299
Operating lease liability	14,756	15,155	10,111	10,644	9,902
Subordinated debt, net	132,844	132,772	132,701	132,629	132,557
Other liabilities (D)	74,070	69,237	116,824	123,098	125,110
TOTAL LIABILITIES	5,630,843	5,732,238	5,531,605	5,697,271	5,253,229
Shareholders’ equity	520,324	523,426	546,388	543,014	538,459
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$6,151,167	$6,255,664	$6,077,993	$6,240,285	$5,791,688
Assets under management and / or administration at Peapack-Gladstone Bank’s Private Wealth Management Division (market value, not included above-dollars in billions)	$9.5	$10.7	$11.1	$10.3	$9.8

(A)
Includes PPP loans of $10 million at June 30, 2022; $10 million at March 31, 2022; $14 million at December 31, 2021; $49 million at September 30, 2021; and $84 million at June 30, 2021.

(B)
Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.
(C)
Includes $120 million due from FHLB related to securities sales at March 31, 2022. The $120 million received on April 1, 2022, was used to reduce short term borrowings.
(D)
The change in other assets and other liabilities was primarily due to the change in the fair value of our back-to-back swap program.
(E)
Represents funding provided by the Federal Reserve for pledged PPP loans.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2022	2022	2021	2021	2021
Asset Quality:
Loans past due over 90 days and still accruing	$—	$—	$—	$—	$—
Nonaccrual loans (A)	15,078	15,884	15,573	25,925	5,962
Other real estate owned	116	—	—	—	—
Total nonperforming assets	$15,194	$15,884	$15,573	$25,925	$5,962

Nonperforming loans to total loans	0.29%	0.31%	0.32%	0.56%	0.13%
Nonperforming assets to total assets	0.25%	0.25%	0.26%	0.42%	0.10%

Performing TDRs (B)(C)	$2,272	$2,375	$2,479	$416	$190

Loans past due 30 through 89 days and still accruing (D)	$3,126	$606	$8,606	$1,193	$1,678

Loans subject to special mention	$98,787	$110,252	$116,490	$115,935	$148,601

Classified loans	$27,167	$47,386	$50,702	$51,937	$11,178

Impaired loans	$13,227	$16,147	$18,052	$26,341	$6,498

Allowance for credit losses ("ACL"):
Beginning of period	$58,386	$61,697	$65,133	$63,505	$67,536
Day one CECL adjustment	—	(5,536)	—	—	—
Provision for credit losses (E)	646	2,489	3,750	1,600	900
(Charge-offs)/recoveries, net	(10)	(264)	(7,186)	28	(4,931)
End of period	$59,022	$58,386	$61,697	$65,133	$63,505

ACL to nonperforming loans	391.44%	367.58%	396.18%	251.24%	1065.16%
ACL to total loans	1.14%	1.13%	1.27%	1.42%	1.39%
General ACL to total loans (F)	1.09%	1.09%	1.19%	1.26%	1.38%

(A)
Increase at September 30, 2021 due to one large CRE loan with a retail component, located in Manhattan.
(B)
Amounts reflect troubled debt restructurings (“TDRs”) that are paying according to restructured terms.
(C)
Excludes TDRs included in nonaccrual loans in the following amounts: $13.5 million at June 30, 2022; $13.6 million at March 31, 2022; $1.1 million at December 31, 2021; $4.0 million at September 30, 2021; and $3.9 million at June 30, 2021.
(D)
Includes $6.9 million for one equipment lease principally due to administrative issues with the servicer and the lessee/borrower at December 31, 2021. Payment was received in January 2022.
(E)
Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology. Provision to roll forward the ACL excludes a provision of $803,000 at June 30, 2022 and a credit of $114,000 at March 31, 2022 related to off-balance sheet commitments.
(F)
Total ACL less specific reserves equals general ACL.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	June 30,	December 31,	June 30,
	2022	2021	2021
Capital Adequacy
Equity to total assets (A)	8.46%	8.99%	9.30%
Tangible Equity to tangible assets (B)	7.74%	8.25%	8.62%
Book value per share (C)	$28.60	$29.70	$28.60
Tangible Book Value per share (D)	$25.96	$27.05	$26.30

	June 30,		December 31,		June 30,
	2022		2021		2021
Regulatory Capital – Holding Company
Tier I leverage	$528,646	8.51%	$508,231	8.29%	$499,344	8.67%
Tier I capital to risk-weighted assets	528,646	10.70	508,231	10.62	499,344	11.45
Common equity tier I capital ratio to risk-weighted assets	528,622	10.70	508,207	10.62	499,315	11.45
Tier I & II capital to risk-weighted assets	721,503	14.60	700,790	14.64	686,543	15.74

Regulatory Capital – Bank
Tier I leverage (E)	$646,884	10.42%	$612,762	9.99%	$583,208	10.13%
Tier I capital to risk-weighted assets (F)	646,884	13.10	612,762	12.80	583,208	13.37
Common equity tier I capital ratio to risk-weighted assets (G)	646,860	13.10	612,738	12.80	583,179	13.37
Tier I & II capital to risk-weighted assets (H)	706,897	14.31	672,614	14.05	637,858	14.62

(A)
Equity to total assets is calculated as total shareholders’ equity as a percentage of total assets at period end.
(B)
Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. Tangible equity as a percentage of tangible assets at period end is calculated by dividing tangible equity by tangible assets at period end. See Non-GAAP financial measures reconciliation included in these tables.
(C)
Book value per common share is calculated by dividing shareholders’ equity by period end common shares outstanding.
(D)
Tangible book value per share excludes intangible assets. Tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding. See Non-GAAP financial measures reconciliation tables.
(E)
Regulatory well capitalized standard = 5.00% ($310 million)
(F)
Regulatory well capitalized standard = 8.00% ($395 million)
(G)
Regulatory well capitalized standard = 6.50% ($321 million)
(H)
Regulatory well capitalized standard = 10.00% ($494 million)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

LOANS CLOSED

(Dollars in Thousands)

(Unaudited)

	For the Quarters Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2022	2022	2021	2021	2021
Residential loans retained	$35,172	$41,547	$22,953	$36,845	$37,083
Residential loans sold	9,886	15,669	20,694	24,041	25,432
Total residential loans	45,058	57,216	43,647	60,886	62,515
Commercial real estate	13,960	25,575	16,134	14,944	12,243
Multifamily	74,564	265,650	162,740	120,716	255,820
Commercial (C&I) loans/leases (A) (B)	332,801	143,029	341,886	143,121	141,285
SBA (C)	10,534	26,093	27,630	11,570	15,976
Wealth lines of credit (A)	12,575	9,400	7,500	10,020	3,200
Total commercial loans	444,434	469,747	555,890	300,371	428,524
Installment loans	100	131	94	178	25
Home equity lines of credit (A)	3,897	1,341	5,359	2,535	4,140
Total loans closed	$493,489	$528,435	$604,990	$363,970	$495,204

	For the Six Months Ended
	June 30,	June 30,
	2022	2021
Residential loans retained	$76,719	$52,897
Residential loans sold	25,555	71,305
Total residential loans	102,274	124,202
Commercial real estate	39,535	50,606
Multifamily	340,214	340,829
Commercial (C&I) loans (A) (B)	475,830	270,426
SBA (C)	36,627	74,706
Wealth lines of credit (A)	21,975	5,675
Total commercial loans	914,181	742,242
Installment loans	231	88
Home equity lines of credit (A)	5,238	6,039
Total loans closed	$1,021,924	$872,571

(A)
Includes loans and lines of credit that closed in the period but not necessarily funded.
(B)
Includes equipment finance.
(C)
Includes PPP loans of $56 million for the six months ended June 30, 2021.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2022			June 30, 2021
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$774,145	$3,535	1.83%	$884,374	$3,020	1.37%
Tax-exempt (A) (B)	4,193	40	3.82	6,891	81	4.70

Loans (B) (C):
Mortgages	513,666	3,630	2.83	498,594	3,826	3.07
Commercial mortgages	2,552,128	21,185	3.32	1,941,330	15,056	3.10
Commercial	2,024,457	19,348	3.82	1,942,802	16,984	3.50
Commercial construction	16,186	162	4.00	20,952	180	3.44
Installment	37,235	297	3.19	34,319	255	2.97
Home equity	38,061	331	3.48	45,042	377	3.35
Other	258	6	9.30	219	5	9.13
Total loans	5,181,991	44,959	3.47	4,483,258	36,683	3.27
Federal funds sold	—	—	—	91	—	0.00
Interest-earning deposits	164,066	314	0.77	428,464	97	0.09
Total interest-earning assets	6,124,395	48,848	3.19%	5,803,078	39,881	2.75%
Noninterest-earning assets:
Cash and due from banks	9,715			10,360
Allowance for credit losses	(59,629)			(67,593)
Premises and equipment	22,952			23,307
Other assets	96,232			182,421
Total noninterest-earning assets	69,270			148,495
Total assets	$6,193,665			$5,951,573

LIABILITIES:
Interest-bearing deposits:
Checking	$2,493,668	$2,330	0.37%	$1,980,688	$944	0.19%
Money markets	1,234,564	579	0.19	1,235,464	727	0.24
Savings	163,062	5	0.01	144,044	18	0.05
Certificates of deposit – retail	411,202	651	0.63	488,148	1,027	0.84
Subtotal interest-bearing deposits	4,302,496	3,565	0.33	3,848,344	2,716	0.28
Interest-bearing demand – brokered	85,000	364	1.71	105,604	456	1.73
Certificates of deposit – brokered	33,470	261	3.12	33,783	264	3.13
Total interest-bearing deposits	4,420,966	4,190	0.38	3,987,731	3,436	0.34
Borrowings	3,873	10	1.03	166,343	182	0.44
Capital lease obligation	5,406	64	4.74	6,380	76	4.76
Subordinated debt	132,803	1,363	4.11	181,317	2,147	4.74
Total interest-bearing liabilities	4,563,048	5,627	0.49%	4,341,771	5,841	0.54%
Noninterest-bearing liabilities:
Demand deposits	1,029,538			948,851
Accrued expenses and other liabilities	79,882			129,980
Total noninterest-bearing liabilities	1,109,420			1,078,831
Shareholders’ equity	521,197			530,971
Total liabilities and shareholders’ equity	$6,193,665			$5,951,573
Net interest income		$43,221			$34,040
Net interest spread			2.70%			2.21%
Net interest margin (D)			2.83%			2.38%

(A)
Average balances for available for sale securities are based on amortized cost.
(B)
Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.
(C)
Loans are stated net of unearned income and include nonaccrual loans.
(D)
Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2022			March 31, 2022
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$774,145	$3,535	1.83%	$928,828	$3,606	1.55%
Tax-exempt (A) (B)	4,193	40	3.82	4,701	48	4.08

Loans (B) (C):
Mortgages	513,666	3,630	2.83	508,408	3,656	2.88
Commercial mortgages	2,552,128	21,185	3.32	2,353,032	18,175	3.09
Commercial	2,024,457	19,348	3.82	2,008,464	18,203	3.63
Commercial construction	16,186	162	4.00	18,087	160	3.54
Installment	37,235	297	3.19	34,475	254	2.95
Home equity	38,061	331	3.48	40,245	324	3.22
Other	258	6	9.30	283	6	8.48
Total loans	5,181,991	44,959	3.47	4,962,994	40,778	3.29
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	164,066	314	0.77	127,121	29	0.09
Total interest-earning assets	6,124,395	48,848	3.19%	6,023,644	44,461	2.95%
Noninterest-earning assets:
Cash and due from banks	9,715			7,455
Allowance for credit losses	(59,629)			(61,001)
Premises and equipment	22,952			23,022
Other assets	96,232			168,239
Total noninterest-earning assets	69,270			137,715
Total assets	$6,193,665			$6,161,359

LIABILITIES:
Interest-bearing deposits:
Checking	$2,493,668	$2,330	0.37%	$2,330,340	$1,238	0.21%
Money markets	1,234,564	579	0.19	1,294,100	539	0.17
Savings	163,062	5	0.01	156,554	5	0.01
Certificates of deposit – retail	411,202	651	0.63	426,166	606	0.57
Subtotal interest-bearing deposits	4,302,496	3,565	0.33	4,207,160	2,388	0.23
Interest-bearing demand – brokered	85,000	364	1.71	85,000	373	1.76
Certificates of deposit – brokered	33,470	261	3.12	33,823	261	3.09
Total interest-bearing deposits	4,420,966	4,190	0.38	4,325,983	3,022	0.28
Borrowings	3,873	10	1.03	55,513	64	0.46
Capital lease obligation	5,406	64	4.74	5,662	68	4.80
Subordinated debt	132,803	1,363	4.11	132,731	1,364	4.11
Total interest-bearing liabilities	4,563,048	5,627	0.49%	4,519,889	4,518	0.40%
Noninterest-bearing liabilities:
Demand deposits	1,029,538			978,288
Accrued expenses and other liabilities	79,882			119,003
Total noninterest-bearing liabilities	1,109,420			1,097,291
Shareholders’ equity	521,197			544,179
Total liabilities and shareholders’ equity	$6,193,665			$6,161,359
Net interest income		$43,221			$39,943
Net interest spread			2.70%			2.55%
Net interest margin (D)			2.83%			2.69%

(A)
Average balances for available for sale securities are based on amortized cost.
(B)
Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.
(C)
Loans are stated net of unearned income and include nonaccrual loans.
(D)
Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

SIX MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2022			June 30, 2021
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$851,059	$7,142	1.68%	$823,120	$5,649	1.37%
Tax-exempt (A) (B)	4,446	88	3.96	7,433	179	4.82

Loans (B) (C):
Mortgages	511,051	7,286	2.85	500,084	7,780	3.11
Commercial mortgages	2,453,130	39,360	3.21	1,891,125	29,476	3.12
Commercial	2,016,504	37,550	3.72	1,937,776	33,439	3.45
Commercial construction	17,131	322	3.76	18,294	319	3.49
Installment	35,863	552	3.08	35,997	531	2.95
Home equity	39,147	655	3.35	46,937	776	3.31
Other	271	11	8.12	233	10	8.58
Total loans	5,073,097	85,736	3.38	4,430,446	72,331	3.27
Federal funds sold	—	—	—	96	—	0.25
Interest-earning deposits	145,696	343	0.47	491,547	225	0.09
Total interest-earning assets	6,074,298	93,309	3.07%	5,752,642	78,384	2.73%
Noninterest-earning assets:
Cash and due from banks	8,591			10,743
Allowance for credit losses	(60,311)			(69,367)
Premises and equipment	22,987			22,972
Other assets	132,266			204,390
Total noninterest-earning assets	103,533			168,738
Total assets	$6,177,831			$5,921,380

LIABILITIES:
Interest-bearing deposits:
Checking	$2,412,456	$3,568	0.30%	$1,944,734	$1,922	0.20%
Money markets	1,264,167	1,118	0.18	1,247,464	1,521	0.24
Savings	159,826	10	0.01	139,648	35	0.05
Certificates of deposit – retail	418,642	1,257	0.60	510,693	2,497	0.98
Subtotal interest-bearing deposits	4,255,091	5,953	0.28	3,842,539	5,975	0.31
Interest-bearing demand – brokered	85,000	737	1.73	107,790	949	1.76
Certificates of deposit – brokered	33,646	522	3.10	33,776	525	3.11
Total interest-bearing deposits	4,373,737	7,212	0.33	3,984,105	7,449	0.37
Borrowings	29,550	74	0.50	176,120	391	0.44
Capital lease obligation	5,533	132	4.77	6,493	155	4.77
Subordinated debt	132,767	2,727	4.11	181,555	4,292	4.73
Total interest-bearing liabilities	4,541,587	10,145	0.45%	4,348,273	12,287	0.57%
Noninterest-bearing liabilities:
Demand deposits	1,004,055			898,866
Accrued expenses and other liabilities	99,565			145,919
Total noninterest-bearing liabilities	1,103,620			1,044,785
Shareholders’ equity	532,624			528,322
Total liabilities and shareholders’ equity	$6,177,831			$5,921,380
Net interest income		$83,164			$66,097
Net interest spread			2.62%			2.16%
Net interest margin (D)			2.76%			2.32%

(A)
Average balances for available for sale securities are based on amortized cost.
(B)
Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.
(C)
Loans are stated net of unearned income and include nonaccrual loans.
(D)
Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by period end common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by period end common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue. We calculate the efficiency ratio by dividing total noninterest expenses, excluding other real estate owned provision, as determined under GAAP, by net interest income and total noninterest income as determined under GAAP, but excluding net gains/(losses) on loans held for sale at lower of cost or fair value and excluding net gains on securities from this calculation, which we refer to below as recurring revenue. We believe that this provides a reasonable measure of core expenses relative to core revenue.

We believe these non-GAAP financial measures provide information that is important to investors and useful in understanding our financial position, results and ratios because our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

(Dollars in thousands, except share data)

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Tangible Book Value Per Share	2022	2022	2021	2021	2021
Shareholders’ equity	$520,324	$523,426	$546,388	$543,014	$538,459
Less: Intangible assets, net	48,082	48,471	48,902	49,333	43,156
Tangible equity	$472,242	$474,955	$497,486	$493,681	$495,303

Period end shares outstanding	18,190,009	18,370,312	18,393,888	18,627,910	18,829,877
Tangible book value per share	$25.96	$25.85	$27.05	$26.50	$26.30
Book value per share	28.60	28.49	29.70	29.15	28.60

Tangible Equity to Tangible Assets
Total assets	$6,151,167	$6,255,664	$6,077,993	$6,240,285	$5,791,688
Less: Intangible assets, net	48,082	48,471	48,902	49,333	43,156
Tangible assets	$6,103,085	$6,207,193	$6,029,091	$6,190,952	$5,748,532
Tangible equity to tangible assets	7.74%	7.65%	8.25%	7.97%	8.62%
Equity to assets	8.46%	8.37%	8.99%	8.70%	9.30%

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Return on Average Tangible Equity	2022	2022	2021	2021	2021
Net income	$20,100	$13,441	$14,855	$14,171	$14,418

Average shareholders’ equity	$521,197	$544,179	$543,035	$544,856	$530,971
Less: Average intangible assets, net	48,291	48,717	49,151	48,757	43,366
Average tangible equity	$472,906	$495,462	$493,884	$496,099	$487,605

Return on average tangible common equity	17.00%	10.85%	12.03%	11.43%	11.83%

	For the Six Months Ended
	June 30,	June 30,
Return on Average Tangible Equity	2022	2021
Net income	$33,541	$27,596

Average shareholders’ equity	$532,624	$528,322
Less: Average intangible assets, net	48,503	43,553
Average tangible equity	484,121	484,769

Return on average tangible common equity	13.86%	11.39%

	Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Efficiency Ratio	2022	2022	2021	2021	2021
Net interest income	$42,893	$39,622	$37,212	$35,211	$33,845
Total other income	18,508	14,714	18,964	17,781	17,678
Add:
Fair value adjustment for CRA equity security	475	682	139	70	(42)
Less:
Loss/(gain) on loans held for sale
at lower of cost or fair value	—	—	265	—	(1,125)
Income from life insurance proceeds	—	—	—	—	(153)
Loss on securities sale, net	—	6,609	—	—	—
Loss on swap termination	—	—	—	—	842
Total recurring revenue	61,876	61,627	56,580	53,062	51,045

Operating expenses	32,659	34,169	31,704	32,185	30,684
Less:
Write-off of subordinated debt costs	—	—	—	—	648
Swap valuation allowance	—	673	893	1,350	—
Severance expense	—	1,476	—	—	—
Total operating expense	32,659	32,020	30,811	30,835	30,036

Efficiency ratio	52.78%	51.96%	54.46%	58.11%	58.84%

	For the Six Months Ended
	June 30,	June 30,
Efficiency Ratio	2022	2021
Net interest income	$82,515	$65,638
Total other income	33,222	35,498
Add:
Fair value adjustment for CRA equity security	1,157	223
Less:
Loss on swap termination	—	842
Income from life insurance proceeds	—	(455)
Loss/(gain) on loans held for sale
at lower of cost or fair value	—	(1,407)
Loss on securities sale, net	6,609	—
Total recurring revenue	123,503	100,339

Operating expenses	66,828	62,278
Less:
Write-off of subordinated debt costs	—	648
Swap valuation allowance	673	—
Severance expense	1,476	1,532
Total operating expense	64,679	60,098

Efficiency ratio	52.37%	59.89%